Exhibit 99.1

BIO-TECHNE RELEASES THIRD QUARTER FISCAL 2018 RESULTS

Minneapolis/May 2, 2018/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the third quarter ended March 31, 2018.

Third Quarter FY2018 Snapshot

●	Third quarter organic revenue increased by 7% (14% reported) to $164.0 million. Year-to-date organic revenues have increased by 9%.

●	GAAP EPS was $0.52 vs. $0.59 one year ago. Delivered a record adjusted earnings per share (EPS) of $1.21, an increase of 25% over the prior year.

●	Adjusted Operating Margin was 38.1% for the quarter, up 80 basis points over the prior year.

●	Acquired Atlanta Biologicals whose products focus on supplying cell culture sera, media and reagents for the life science research market.

The company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“The team delivered a solid quarter on both the top and bottom line with a record adjusted EPS of $1.21,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “Our business is on track year-to-date, with the Biotech division delivering an excellent quarter and Protein Platforms performing well everywhere except in Biologics, which took a pause after the incredible Q2 we had in that business. The Protein Platforms Simple Western and SimplePlex platforms continued with double-digit growth in Q3 as they gain critical mass”.

Kummeth added, “All regions contributed in the quarter, with over 20% revenue growth in China and continued strong performance from our team in Europe. I’m very proud of the whole Bio-Techne family who continue to focus on demonstrating how our products work together to create work-flow synergies for our customers. I look forward to completing what looks to be a record year in the making.”

Third Quarter Fiscal 2018

Revenue

Net sales for the third quarter increased 14% to $164.0 million. Organic growth was 7% compared to the prior year, with currency translation having a positive impact of 4% and acquisitions contributing 3% to revenue growth.

GAAP Earnings Results

GAAP EPS decreased to $0.52 per diluted share, versus $0.59 in the same quarter last year. An impairment loss on the Company’s investment in Astute Medical, which negatively impacted GAAP EPS by $0.32. GAAP operating income for the third quarter of fiscal 2018 increased 29% to $43.1 million, compared with $33.5 million in the third quarter of fiscal 2017. GAAP operating margin was 26.3%, compared to 23.3% in the third quarter of fiscal 2017. GAAP operating margin compared to prior year was positively impacted by strong volume leverage and lower acquisition related expenses.

Non-GAAP Earnings Results

Adjusted EPS increased to $1.21 per diluted share, versus $0.97 in the same quarter last year. Adjusted operating income for the third quarter of fiscal 2018 increased 16% compared to the same quarter last year. Adjusted operating margin was 38.1%, compared with 37.3% in the third quarter of fiscal 2017. Adjusted operating margin compared to the prior year was positively impacted by strong volume leverage. Also of note, the Company’s investment in ChemoCentryx grew to $86.6 million in the third quarter from increases in market value, representing a $1.44 per share before-tax built-in gain. Currently, GAAP requires changes in valuation of investments in publicly traded securities to be reflected in the equity section of the Balance Sheet until the investment is sold.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s three business segments, as highlighted below. Since these results are used for this purpose, they are also considered to be prepared in accordance with GAAP.

Biotechnology Segment

The Company’s Biotechnology segment develops, manufactures and sells proteins, antibodies, immunoassays, flow cytometry products, intracellular signaling products, assays to study cell growth and behavior, as well as biologically active chemical compounds used in biological research and ACD’s in situ hybridization detection products. Biotechnology segment’s third quarter fiscal 2018 net sales were $110.0 million, an increase of 16% from $94.5 million for the third quarter of fiscal 2017. Organic growth for the segment was 7%, with currency translation having a favorable impact of 5% on revenue growth and acquisitions contributing 4% to revenue growth. Biotechnology segment’s adjusted operating margin was 48.2% in the third quarter of fiscal 2018 compared to 47.9% in the third quarter of fiscal 2017. Adjusted operating margin compared to the prior year was positively impacted by strong volume leverage.

Protein Platforms Segment

The Company’s Protein Platforms segment develops and commercializes proprietary systems and consumables for protein analysis. Protein Platforms segment’s third quarter fiscal 2018 net sales were $25.5 million, an increase of 8% from $23.6 million for the third quarter of fiscal 2017. Organic growth for the segment was 4% with currency translation having a favorable impact of 4% on revenue growth. The Protein Platforms segment’s adjusted operating margin was 9.6% in the third quarter of fiscal 2018 compared to 13.8% in the third quarter of fiscal 2017. The lower adjusted operating margin was driven by the timing of additional investments in global commercial resources and administrative infrastructure which have supported the segment’s year-to-date 20% organic revenue growth.

Diagnostics Segment

The Company’s Diagnostics segment develops and manufactures a range of controls and calibrators for various blood chemistry and blood gas clinical instruments, hematology instruments controls as well as quality controls, diagnostic immunoassays and other bulk and custom reagents for the in vitro diagnostic market. Additionally, the Diagnostics segment develops and manufactures bulk purified proteins, enzymes, disease-state plasmas, infectious disease antigens and processed sera to the clinical diagnostic industry. The Diagnostics segment’s third quarter fiscal 2018 net sales were $28.5 million, an increase of 10% from $26.0 million for the third quarter of fiscal 2017. The Diagnostics segment’s adjusted operating margin was 28.0% in the third quarter of fiscal 2018 compared to 23.1% in the third quarter of fiscal 2017. Adjusted operating margin was positively impacted by increased volume leverage and margin mix of OEM product sales.

Conference Call

Bio-Techne will host an earnings conference call today, May 2, 2018 at 8:00 a.m. CST. To listen, please dial 1-866-548-4713 or 1-323-794-2093 for international callers, and reference conference ID 9276690. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. To access the replay, U.S. callers should dial 1-844-512-2921 or international callers should dial 1-412-317-6671, and enter the replay access code 9276690. The replay can also be accessed by going to: http://audio.viavid.com/20180502-129229-bio-techne.mp3

The replay will be available from 11:00 a.m. CDT on Wednesday, May 2, 2018 until 11:00 p.m. CDT on Saturday, June 2, 2018.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

• Adjusted diluted earnings per share

• Adjusted net earnings

• Adjusted gross margin

• Adjusted operating income

• Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, and acquisition related expenses. The Company excludes amortization of purchased intangible assets and purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses, from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company’s non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock based compensation expense and certain adjustments to income tax expense. Stock based compensation is excluded from non-GAAP adjusted earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, and the variety of award types. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a leading developer and manufacturer of high quality purified proteins––notably cytokines and growth factors, antibodies, immunoassays, as well as biologically active small molecule compounds and ACD’s in situ hybridization detection products --- which are sold to biomedical researchers and clinical research laboratories; these operations constitute the core Biotechnology Division, headquartered in Minneapolis, Minnesota. The Protein Platforms Division manufactures innovative protein analysis tools under the ProteinSimple brand name that greatly automate western blotting and immunoassay practices. The Diagnostics Division manufactures FDA-regulated controls, calibrators, blood gas and clinical chemistry controls and other reagents for OEM customer and clinical customers. Bio-Techne products are integral components of scientific investigations into biological processes and the nature, etiology and progression of specific diseases. They aid in drug discovery efforts and provide the means to develop accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $563 million in net sales in fiscal 2017 and has approximately 1,800 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact: David Clair, Investor Relations

ir@bio-techne.com

646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/18	3/31/17	3/31/18	3/31/17
Net sales	$163,973	$144,037	$462,739	$406,425
Cost of sales	53,712	47,355	152,777	134,256
Gross margin	110,261	96,682	309,962	272,169
Operating expenses:
Selling, general and administrative	53,285	49,409	175,349	151,814
Research and development	13,892	13,771	41,350	39,817
Total operating expenses	67,177	63,180	216,699	191,631
Operating income	43,084	33,502	93,263	80,538
Other income (expense)	(18,102)	(2,361)	(23,581)	(6,425)
Earnings before income taxes	24,982	31,141	69,682	74,113
Income taxes	5,244	8,974	(14,767)	25,637
Net earnings	$19,738	$22,167	$84,449	$48,476
Earnings per share:
Basic	$0.53	$0.59	$2.25	$1.30
Diluted	$0.52	$0.59	$2.22	$1.29
Weighted average common shares outstanding:
Basic	37,503	37,320	37,450	37,303
Diluted	38,142	37,494	37,933	37,486

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	3/31/18	6/30/17
ASSETS
Cash and equivalents	$86,608	$91,612
Short-term available-for-sale investments	89,826	66,102
Trade accounts receivable	110,101	116,830
Inventory	88,586	60,151
Other current assets	18,725	13,330
Total current assets	393,846	348,025

Property and equipment, net	142,779	135,124
Goodwill and intangible assets, net	1,054,461	1,031,068
Other non-current assets	27,064	44,002
Total assets	$1,618,150	$1,558,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$53,478	$61,976
Deferred revenue	7,841	5,968
Income taxes payable	6,412	2,478
Contingent consideration payable	3,500	65,100
Total current liabilities	71,231	135,522

Deferred taxes	86,987	120,596
Long-term debt obligations	392,500	343,500
Long-term contingent consideration payable	-	3,300
Other long-term liabilities	9,140	5,674
Stockholders’ equity	1,058,292	949,627
Total liabilities and stockholders’ equity	$1,618,150	$1,558,219

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/18	3/31/17	3/31/18	3/31/17
Gross margin percentage – GAAP	67.2%	67.1%	67.0%	67.0%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.9%	0.4%	0.4%	0.7%
Amortization of intangibles	3.9%	3.3%	4.0%	3.2%
Gross margin percentage - Adjusted	72.0%	70.8%	71.4%	70.9%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/18	3/31/17	3/31/18	3/31/17
Operating margin percentage – GAAP	26.3%	23.3%	20.2%	19.8%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.9%	0.4%	0.4%	0.7%
Amortization of intangibles	7.2%	8.1%	7.5%	8.2%
Acquisition related expenses	0.8%	2.7%	5.2%	4.8%
Stock based compensation	2.9%	2.8%	2.9%	2.8%
Operating margin percentage - Adjusted	38.1%	37.3%	36.2%	36.3%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/18	3/31/17	3/31/18	3/31/17
Net earnings – GAAP	$19,738	$22,167	$84,449	$48,476
Identified adjustments:
Costs recognized upon sale of acquired inventory	1,431	637	2,013	2,770
Amortization of intangibles	11,872	11,689	34,547	33,504
Acquisition related expenses	1,398	4,079	24,253	19,810
Stock based compensation	4,748	3,974	13,587	11,219
Impairment of investment	16,246	-	16,246	-
Tax impact of above adjustments	(8,565)	(5,356)	(17,210)	(15,707)
Tax impact of discrete items and other adjustments	(726)	(737)	(36,667)	(1,569)
Net earnings - Adjusted	$46,142	$36,453	$121,218	$98,503

Earnings per share - diluted – Adjusted	$1.21	$0.97	$3.20	$2.63

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/18	3/31/17	3/31/18	3/31/17
Biotechnology segment revenue	$110,029	$94,516	$306,516	$267,256
Protein Platforms segment revenue	25,539	23,586	79,566	64,707
Diagnostics segment revenue	28,548	25,978	76,963	74,542
Intersegment revenue	(143)	(43)	(306)	(80)
Consolidated revenue	$163,973	$144,037	$462,739	$406,425

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/18	3/31/17	3/31/18	3/31/17
Biotechnology segment operating income	$53,013	$45,242	$143,826	$127,195
Protein Platforms segment operating income	2,461	3,256	11,636	5,308
Diagnostics segment operating income	7,988	6,004	17,594	18,108
Segment operating income	63,462	54,502	173,056	150,611
Costs recognized upon sale of acquired inventory	(1,431)	(637)	(2,013)	(2,770)
Amortization of intangibles	(11,872)	(11,689)	(34,547)	(33,504)
Acquisition related expenses	(1,312)	(3,993)	(23,994)	(19,581)
Stock based compensation	(4,748)	(3,974)	(13,587)	(11,219)
Corporate general, selling, and administrative	(1,015)	(707)	(5,652)	(2,999)
Operating income	$43,084	$33,502	$93,263	$80,538

BIO-TECHNE CORPORATION

GAAP PURCHASE ACCOUNTING ITEMS

(In thousands)

As disclosed in in the June 30, 2017 Form 10-K, during the fourth quarter of fiscal year 2017, management identified certain errors related to purchase accounting items for the ACD acquisition recorded during the second quarter of fiscal year 2017. We concluded that these errors were not material to each of the respective periods; however, we elected to report the corrected amount for the fourth quarter of fiscal year 2017 and revise the previously reported 2017 quarterly information in future filings to reflect the properly stated amounts. These items impact the cost recognized upon the sale of acquired inventory, other acquisition related costs recorded within selling, general and administrative costs, interest expense and income taxes and resulted in a favorable impact to previously reported quarterly results as outlined in the table below.

	QUARTER ENDED	NINE MONTHS ENDED
	3/31/17	3/31/17
Cost of sales	$(2,499)	$(8,435)
Selling, general and administrative	1,302	1,789
Interest expense	86	229
Income taxes	333	1,925
Incremental net earnings	$778	$4,492

The fiscal year 2017 results in this release have been updated to reflect the adjustments in the table above. There was no impact to quarterly or year-to-date reported non-GAAP results.